UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500

Carle Place, New York 11514

(Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

On October 2, 2014, 1-800-Flowers.com, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting that on September 30, 2014 the Company completed its acquisition of Harry & David Holdings, Inc. ("Harry and David"). This Form 8-K/A amends the Original Form 8-K solely to include the historical audited financial statements of Harry and David and the pro forma condensed combined financial information required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such items.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired. The audited financial statements of Harry and David for the years ended June 28, 2014 and June 29, 2013, are filed herewith as Exhibit 99.1. The audited financial statements of Harry and David for the years ended June 29, 2013 and June 30, 2012, are filed herewith as Exhibit 99.2. The consent of BDO USA, LLP, Harry and David’s independent auditors, is attached as Exhibit 23.1 to this Form 8-K/A.

(b)   Pro forma financial information. The unaudited pro forma condensed combined financial information of the Company and Harry and David as of and for the year ended June 29, 2014 are filed herewith as Exhibit 99.3.

(d)   Exhibits

Exhibit No.	Description
23.1	Consent of BDO USA, LLP, Independent Accountants

99.1	Audited consolidated financial statements of Harry and David for the years ended June 28, 2014 and June 29, 2013

99.2	Audited consolidated financial statements of Harry and David for the years ended June 29, 2013 and June 30, 2012

99.3	Unaudited pro forma condensed combined financial information of the Company and Harry and David as of and for the year ended June 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2014	1-800-FLOWERS.COM, Inc.

By: /s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)